UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2007
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 99.1

Item 1.02. Termination of a Material Definitive Agreement.
     After receiving and analyzing the results of its Phase 1 development work on its product candidate acamprosate, Somaxon Pharmaceuticals, Inc. (“Somaxon” or the “Company”) has made the determination not to move forward with further development of acamprosate. The Company has provided written notice to its licensor for the rights to acamprosate, Synchroneuron, LLC (“Synchroneuron”), of its intention to terminate the License Agreement (the “License Agreement”) dated September 1, 2004 by and between the Somaxon and Synchroneuron, effective as of January 2, 2008. Pursuant to the License Agreement, Somaxon has the right to terminate the License Agreement without penalty for any reason and at any time upon 30 days written notice to Synchroneuron. Somaxon will have no further obligations under the License Agreement, and Somaxon’s rights in the intellectual property licensed from Synchroneuron and data and other information relating to the acamprosate program will revert to Synchroneuron.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b) On December 6, 2007, the Board of Directors (the “Board”) of Somaxon accepted the resignation of Kenneth M. Cohen from his positions as President and Chief Executive Officer, effective as of December 31, 2007. Mr. Cohen will remain on the Board until the earlier of the date that the Company announces a new, permanent Chief Executive Officer or the Company’s 2008 annual meeting of stockholders. The Company has retained an executive search firm to assist it in recruiting for this position.
     In connection with his resignation, Mr. Cohen will receive certain benefits under the Employment Agreement between Somaxon and Mr. Cohen dated as of August 15, 2003, as amended. Mr. Cohen will continue to receive his base salary through December 31, 2007, and he will be paid for his unused paid time off as of such date. Mr. Cohen will also receive a lump sum severance payment of $345,937, an annual bonus for the 2007 fiscal year under the Corporation’s 2007 Incentive Plan (the “Bonus Plan”) of $70,000, and twelve months of health care benefits continuation at the Company’s expense. In addition, that portion of Mr. Cohen’s stock options, and any unvested shares issued upon the exercise of such stock options, which would have vested if Mr. Cohen had remained employed through December 31, 2008, will immediately vest on December 31, 2007. Subject to such accelerated vesting, such options will cease vesting as of December 31, 2007, and Mr. Cohen will have 180 days after the date that his Board service ends to exercise such options.
     Mr. Cohen will also be eligible to receive the cash bonus of $70,000 payable under the Bonus Plan upon the acceptance of the New Drug Application for Somaxon’s product candidate SILENOR™ (the “NDA”), provided that the date of such acceptance occurs on or prior to December 31, 2009. In the event of a change of control of the Company prior to acceptance of the NDA, such bonus will be paid upon the consummation of the change of control.
(d) On December 6, 2007, the Board appointed David F. Hale to the position of Executive Chairman of the Board, effective immediately. In addition, Mr. Hale will serve as Somaxon’s interim Chief Executive Officer, effective as of January 1, 2008. Mr. Hale will hold each of these positions until a new, permanent Chief Executive Officer has begun employment, and thereafter Mr. Hale will return to his position as the Company’s non-executive Chairman of the Board.
     Mr. Hale will enter into an employment agreement with the company. He will receive a salary of $15,000 per month for each month or portion thereof that he serves as the Company’s interim Chief Executive Officer. For his service as Chairman of the Board, Mr. Hale will receive a monthly salary of $15,000 per month throughout 2008. Mr. Hale will be entitled to receive a bonus based on the achievement of corporate goals during 2008. His target bonus will be 40% of the amount of total salary ($30,000 per month) that he receives during the period that he serves as interim Chief Executive Officer. Such bonus will determined by the Compensation Committee of the Board and paid to Mr. Hale at the same time that the determination and payment of performance-based annual bonuses are made with respect to Somaxon’s other executive officers for the 2008 fiscal year.
     Mr. Hale was granted stock options to purchase 50,000 shares of the Company’s common stock under the Company’s 2005 Equity Incentive Award Plan (the “Option Plan”) at an exercise price of the closing price of the Company’s common stock on the Nasdaq Global Market on December 6, 2007 (the “Exercise Price”). These options will vest on a monthly basis in 36 equal installments beginning on January 1, 2008. In the event of a change of control of the Company, all of such options shall fully vest upon the consummation of such change of control. Mr. Hale was also granted stock options to purchase 40,000 shares of the Company’s common stock under the Option Plan at the Exercise Price. These options were fully vested at the time of grant.

     Mr. Hale is one of Somaxon’s co-founders and has served as its non-executive Chairman of the Board since August 2003. Mr. Hale served as President and Chief Executive Officer of CancerVax Corporation, a biotechnology company, from October 2000 until it merged with Micromet AG in 2006. He served as a director of CancerVax from December 2000 until the merger with Micromet, and he currently serves as Chairman of Micromet’s board of directors. Prior to joining CancerVax, he was President and Chief Executive Officer of Women First HealthCare, Inc., a pharmaceutical company, from January 1998 to May 2000. Mr. Hale served as President, Chief Executive Officer and Chairman of Gensia Inc., a pharmaceutical company which became Gensia Sicor and which was sold to Teva Pharmaceutical Industries Limited in 2004, from May 1987 to November 1997. Prior to joining Gensia, Mr. Hale was President and Chief Executive Officer of Hybritech Inc. Mr. Hale serves as Chairman of the Board of Santarus, Inc. and Metabasis Therapeutics, Inc. He also serves on the board of directors of privately held SkinMedica, Inc., Verus Pharmaceuticals, Inc., and Conatus Pharmaceuticals, Inc. Mr. Hale is a co-founder and a member of the boards of directors of industry organizations including BIOCOM/San Diego, the California Healthcare Institute and CONNECT, and is a member of the board of directors of the Biotechnology Industry Organization, Rady Children’s Hospital and Health Center, and the Burnham Institute for Medical Research. Mr. Hale received a B.A. degree in Biology and Chemistry from Jacksonville State University.
     Somaxon issued a press release on December 6, 2007 announcing Mr. Cohen’s resignation and Mr. Hale’s appointment, a copy of which is attached hereto as Exhibit 99.1.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 6, 2007, the Board approved an amendment and restatement of Somaxon’s bylaws (the “Amended and Restated Bylaws”) to comply with NASDAQ requirements, effective January 1, 2008, mandating that companies listed on NASDAQ be eligible to participate in the Direct Registration System (“DRS”), which is administered by The Depository Trust Company. The DRS allows shares of stock to be owned, reported, and transferred electronically without the need for physical stock certificates. The Amended and Restated Bylaws continue to authorize the issuance of certificated shares.
     The foregoing summary of the terms of the Amended and Restated Bylaws is subject to, and qualified in its entirety by, the complete text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Somaxon Pharmaceuticals, Inc.

99.1	Press Release, dated December 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: December 6, 2007

	By:	/s/ Meg M. McGilley

	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Somaxon Pharmaceuticals, Inc.

99.1	Press Release, dated December 6, 2007.